DRC Reports First Quarter 2013 Results

--- Adjusted EBITDA of 8.3 Percent on Revenue of $74 Million ---

Andover, Mass. - May 1, 2013 - Dynamics Research Corporation (Nasdaq: DRCO), a leading technology and management consulting company focused on driving performance and process improvement for government clients, today announced operating results for the first quarter ended March 31, 2013.

Financial Results
Net income for the quarter ended March 31, 2013 was $1.2 million, or $0.12 per diluted share, as compared with $1.8 million, or $0.17 per diluted share, for the first quarter of 2012. Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) for the first quarter of 2013 was $6.1 million, or 8.3 percent of revenue, as compared with $7.9 million, or 9.2 percent of revenue, for the same period a year ago. Revenue for the first quarter of 2013 was $73.6 million compared with $85.9 million for the same period in 2012.

During the first quarter, the Company used $6.8 million of cash from operations as compared to a use of $1.6 million in the same period a year ago.  While seasonally the first quarter normally shows cash outflows, a slowdown in federal government payments, including the suspension of the Department of Defense Quick Pay program in February 2013, resulted in additional delayed invoice payments.

Business Highlights
"First quarter results were consistent with our expectations in the current operating environment," said Jim Regan, DRC's chairman and chief executive officer.  "Revenue in our priority markets was $53 million, three percent below last year's first quarter, reflecting lower homeland security sales. In the defense readiness, logistics and C3 market sectors, which are primarily legacy businesses for DRC, revenue for the first quarter just ended was down 43 percent versus the first quarter of 2012, driven by various defense cost-reduction initiatives and movement toward small business set aside contracts. While we had a seasonal net use of cash in the quarter, as is typical, we expect much stronger cash generation during the balance of 2013.

"We won 100 percent of the re-compete decisions made by our clients in the first quarter and booked $6 million of new business – up from the same period a year ago.  However, our current qualified pipeline of $619 million is down from our previously reported pipeline of $1.1 billion, primarily due to recent customer decisions on two large procurements, totaling $425 million, which were awarded to other firms.  As we enter the busiest period of the government fiscal year, we are replenishing the pipeline and are well positioned to win our share of these opportunities.

"Funded bookings were seasonally soft, while the trailing twelve month book-to-bill was maintained at 1.0 to one.  As we reported at the end of 2012, we terminated our participation in a ten-year Department of Defense research program which generated mostly pass-through revenue and, as a result, removed the $109 million unused ceiling value of the contract from backlog during the quarter.  In addition, a $19 million contract awarded to DRC in 2012 and protested was recently canceled and, thus, de-booked from our backlog as well.  Longer term, we are encouraged by apparent movement in Washington toward budget prioritization and policy decision-making. As this process moves forward, we anticipate greater market visibility and stability, leading to an improved operating environment heading into 2014."

Company Guidance
For the second quarter 2013 the Company anticipates revenue in the range of $71 to $74 million and earnings of $0.10 to $0.12 per diluted share.  Considering current uncertainties regarding federal government expenditure decisions, the Company continues to refrain from providing financial guidance for the balance of the calendar year 2013.

Conference Call
The Company will conduct a first quarter 2013 conference call tomorrow, May 2, 2013 at 10:00 a.m. ET.  The call will be available via telephone at 877-303-4382 and accessible via Web cast at www.drc.com.  Recorded replays of the conference call will be available on Dynamics Research Corporation's investor relations home page at www.drc.com and by telephone at 800-585-8367, replay passcode # 34448767, beginning at 1:00 p.m. ET on May 2, 2013.

About Dynamics Research Corporation
Dynamics Research Corporation (DRC) provides technology and management consulting solutions focused on driving performance, process and results for government clients.  DRC offers innovative solutions and delivers rock solid results.  DRC has large company capabilities and small company agility.  Founded in 1955, DRC is a publicly held corporation (Nasdaq: DRCO) and maintains more than 25 offices nationwide with major offices in Andover, Massachusetts and the Washington, D.C. region.  For more information please visit our website at www.drc.com.

Safe Harbor
Certain statements contained in this news release, which are not historical facts or are related to future plans, events, revenues and earnings expectations, objectives and outlooks are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and, by their nature, are uncertain and subject to a number of risks and uncertainties that could adversely affect the Company's results.  We can provide no assurance that these statements will prove to be correct.  Consequently, actual results could materially differ from these statements.  For more detailed information concerning how these risks and uncertainties could affect the Company's financial results, please refer to DRC's most recent forms 10-K and 10-Q and other documents filed with the Securities and Exchange Commission.  Further, the Company is under no duty or obligation to update or revise any forward looking statements as a result of events or new information.

Non-GAAP Financial Information
DRC discloses adjusted earnings before interest, taxes, depreciation and amortization, which is not a recognized measure under GAAP.  We have provided a reconciliation of adjusted EBITDA, adjusted to conform to the definition used in our loan agreements, to net income in Attachment IV of this announcement.  When evaluating DRC's financial results investors should evaluate each adjustment to reported GAAP financial measures in the reconciliation as additional information and not use this non-GAAP financial measure as alternatives to reported GAAP financial measures.  DRC presents these financial measures because the Company believes they provide investors with important supplemental information to assist them in assessing DRC's financial results.

CONTACTS: Investors:	Chris Witty	Media:	Ilina Dimitrova
	Darrow Associates, Inc.		Sage Communications (for DRC)
	646.438.9385		703.531.8256
	cwitty@darrowir.com		ilinad@aboutsage.com

ATTACHMENT I

DYNAMICS RESEARCH CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (unaudited)
(in thousands, except share and per share data)

	Three Months Ended
	March 31,
	2013	2012
Revenue	$73,562	$85,869
Cost of revenue	62,684	72,273
Gross profit on revenue	10,878	13,596

Selling, general and administrative expenses	5,737	6,891
Amortization of intangible assets	931	1,031
Operating income	4,210	5,674
Interest expense, net	(2,175)	(2,779)
Other income, net	67	135
Income before provision for income taxes	2,102	3,030
Provision for income taxes	864	1,239
Net income	$1,238	$1,791

Earnings per common share
Basic	$0.12	$0.17
Diluted	$0.12	$0.17

Weighted average shares outstanding
Basic	10,507,163	10,419,343
Diluted	10,525,327	10,464,125

ATTACHMENT II

DYNAMICS RESEARCH CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(in thousands)

	March 31,	December 31,
	2013	2012
Assets
Current assets
Cash and cash equivalents	$5	$2
Contract receivables, net	56,214	48,112
Prepaid expenses and other current assets	4,200	2,538
Total current assets	60,419	50,652
Noncurrent assets
Property and equipment, net	13,540	12,511
Goodwill	163,205	163,205
Intangible assets, net	13,686	14,617
Deferred tax asset	13,235	14,678
Other noncurrent assets	4,210	4,388
Total noncurrent assets	207,876	209,399
Total assets	$268,295	$260,051

Liabilities and stockholders' equity
Current liabilities
Current portion of long-term debt	$15,813	$15,125
Accounts payable	25,561	24,847
Accrued compensation and employee benefits	15,013	14,933
Deferred tax liability	2,302	3,009
Other accrued expenses	4,070	5,307
Total current liabilities	62,759	63,221
Long-term liabilities
Long-term debt	80,833	74,018
Other long-term liabilities	35,190	34,941
Total stockholders' equity	89,513	87,871
Total liabilities and stockholders' equity	$268,295	$260,051

ATTACHMENT III

DYNAMICS RESEARCH CORPORATION
SUPPLEMENTAL INFORMATION (unaudited)
(dollars in thousands)

Contract revenues were earned from the following sectors:

	Three Months Ended
	March 31,
	2013	2012
Healthcare	$15,297	$15,130
Homeland Security	10,037	12,313
Research and Development	11,372	11,915
Intelligence, Surveillance and Reconnaissance	10,373	9,511
Federal Regulation and Reform	6,136	6,236
Priority Markets	53,215	55,105
Defense Readiness, Logistics, and Command, Control and Communication	15,302	26,627
State Government and Other	5,045	4,137
Total Markets	$73,562	$85,869

Revenues by contract type as a percentage of contract revenue were as follows:

	Three Months Ended
	March 31,
	2013	2012
Fixed price, including service-type contracts	43%	46%
Time and materials	39	34
Cost reimbursable	18	20
	100%	100%

Prime contract	80%	85%
Sub-contract	20	15
	100%	100%

	Three Months Ended
	March 31,
	2013	2012
Net cash used in operating activities	$(6,758)	$(1,620)
Capital expenditures	$284	$92
Depreciation	$900	$1,014
Bookings	$44,703	$58,335

	March 31,	December 31,
	2013	2012
Total backlog	$560,593	$731,676
Funded backlog	$130,515	$163,645
Employees	1,205	1,255

ATTACHMENT IV

DYNAMICS RESEARCH CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (ADJUSTED EBITDA) (unaudited)
(Dollars in thousands)

As presented, adjusted EBITDA is defined as follows:
	Three Months Ended
	March 31,
	2013	2012
Net income (loss)	$1,238	$1,791
Add:
Interest expense, net	2,175	2,779
Provision for income taxes	864	1,239
Depreciation expense	900	1,014
Amortization expense	931	1,031
Share-based compensation	133	176
Less: amortization of deferred gain on sale of building	(169)	(169)
Adjusted EBITDA(1)	$6,072	$7,861
Adjusted EBITDA, as a percent of revenue	8.3%	9.2%

(1) We have calculated adjusted EBITDA to conform with the definition of EBITDA provided in our loan agreements to help investors understand that component of our debt covenant calculations. We may have calculated EBITDA differently than it is calculated by other companies.